UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2018

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

5 Shenkar Street, Herzelia (Address of Principal Executive Offices)	4672505 Israel (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of certain officers

Appointment of Cynthia Paul

On April 4, 2018, the board of directors (the “Board”) of DSP Group, Inc. (the “Company”) amended and restated the Company’s bylaws to increase the size of the Board from seven to eight and appointed Cynthia Paul to the Board to fill the resulting vacancy and serve until the 2018 annual meeting of stockholders, currently scheduled for May 14, 2018 (the “2018 Meeting”). Ms. Paul will be up for re-election at the 2018 Meeting to serve until the Company’s annual meeting of stockholders in 2019.

Ms. Paul, 46, founded Lynrock Lake LP (“Lynrock”), an investment firm, and has served as its Chief Investment Officer since January 2018. She invests across the full capital structure of public and private companies, employing a long-term, fundamentally-driven, value-oriented investment strategy. From 2002 to 2017, Ms. Paul was a portfolio manager at Soros Fund Management LLC (“SFM”), where she managed a portfolio across corporate credit, converts, and equities, with a focus on the technology industry. She served as Chairman of the Board of Directors of Conexant Systems LLC, a fabless semiconductor company, from 2013 to 2017. During her time as Chairman, Conexant executed a turnaround of its legacy business lines and rose to a leadership position in the audio market, culminating in an acquisition by Synaptics Incorporated. Ms. Paul joined SFM in 2000 and served as a SFM representative for the Council on Foreign Relations and on SFM's Investment Committee. Prior to joining SFM, she worked at The Palladin Group in 1999 and at JP Morgan from 1994 to 1999, most recently as Head of Convertible Research. Ms. Paul graduated from Princeton University in 1994 with an Independent Major in Statistics and Operations Research, a Certificate from the Woodrow Wilson School for Public and International Affairs, and a Certificate in Engineering Management Systems. She is board observer and former board member of AlphaSense LLC, a SaaS company providing intelligent search to enterprise customers. Ms. Paul became a CFA® charterholder in 2002.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Paul had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Ms. Paul and any other person pursuant to which Ms. Paul was selected as a director of the Company.

In connection with the appointment of Ms. Paul to the Board and pursuant to the terms of the director subplan under the Company’s Amended and Restated 2012 Equity Incentive Plan, Ms. Paul was granted a stock option to purchase 6,000 shares of the Company’s common stock at an exercise price of $11.75 per share, the closing price of the Company’s common stock on April 4, 2018, and 3,000 restricted stock units. The stock options and the restricted stock units will fully vest on April 4, 2019.

A press release of the Company announcing the appointment of Ms. Paul to the Board is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2018, the Board approved the amendment and restatement of the bylaws of the Company (the “A&R Bylaws”), effective as of April 4, 2018. The sole modification in the A&R Bylaws is to set the exact number of directors on the Board at eight in Section 3.2 of the A&R Bylaws.

The full text of the A&R Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of DSP Group, Inc., effective as of April 4, 2018.

99.1	Press release of DSP Group, Inc., dated April 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: April 9, 2018	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer
and Secretary

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